Exhibit 99.1

LifePoint Health Reports Fourth Quarter and Year-End 2017 Results

Company Issues 2018 Guidance

BRENTWOOD, Tenn.--(BUSINESS WIRE)--February 23, 2018--LifePoint Health, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2017.

Fourth Quarter 2017

The following highlights the Company’s results of operations as presented in accordance with U.S. generally accepted accounting principles (“GAAP”) for the fourth quarter ended December 31, 2017:

  Same-hospital revenues totaled $1,490.3 million, a decrease of 5.2% compared to the same period last year;
  Net loss totaled $27.0 million;
  Diluted loss per share attributable to LifePoint Health, Inc. stockholders was $0.70; and
  Net cash provided by operating activities totaled $178.2 million, an increase of $75.7 million, or 73.9%, compared to the same period last year.

Included in the Company’s results of operations for the fourth quarter ended December 31, 2017, were the following non-operational adjustments:

  $72.6 million increase recorded to the provision for doubtful accounts, or $1.15 loss per diluted share, as a result of a change in the Company’s accounting estimate of the collectability of accounts receivable identified by the Company’s management during the process of installing new systems and developing enhanced analytical procedures in order to centralize, standardize and refine its estimation processes to more precisely estimate the collectability of accounts receivable at a more detailed and disaggregated level;
  $4.8 million in severance costs, or $0.08 loss per diluted share, associated with a reduction in force at the Company’s corporate headquarters;
  $43.2 million aggregate impairment charges, or $0.69 loss per diluted share, to write-down the carrying values of certain long-lived assets at two of the Company’s hospitals; and
  $18.0 million decrease in the provision for income taxes, or $0.45 earnings per diluted share, related to the estimated impact of the Tax Cuts and Jobs Act on the Company’s deferred tax positions.

When adjusted to exclude the four non-operational adjustments listed above, highlights of the Company’s normalized results of operations on a non-GAAP basis for the fourth quarter ended December 31, 2017, were as follows:

  Normalized same-hospital revenues totaled $1,562.9 million, a decrease of 0.6% compared to the same period last year;
  Normalized net income totaled $31.3 million;
  Normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders were $0.77; and
  Normalized EBITDA totaled $181.9 million.

Additional information regarding normalized net income, normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders, Adjusted EBITDA and Normalized EBITDA, including uses by management and others, and a reconciliation to comparable GAAP measures of financial performance, is set forth under the section titled “Unaudited Supplemental Information.”

A supplemental presentation providing additional commentary on the Company’s normalized results of operations for the fourth quarter ended December 31, 2017 and years ended December 31, 2017 and 2016, can be found on the Company’s website at www.lifepointhealth.net/investor-relations.

For the fourth quarter ended December 31, 2017, the Company’s normalized same-hospital revenues decreased $9.6 million, or 0.6%, to $1,562.9 million, compared to $1,572.5 million for the same period last year. The decrease in the Company’s normalized same-hospital revenues was primarily attributable to the transfer of its home health and hospice service lines to In-Home Healthcare Partnership (“IHHP”), a joint venture with LHC Group, Inc., which the Company does not consolidate. When adjusted to exclude the impact of the transfer of its home health and hospice service lines to IHHP, the Company’s normalized same-hospital revenues increased $6.4 million, or 0.4%, for the fourth quarter ended December 31, 2017, compared to the same period last year.

When adjusted to exclude the four aforementioned fourth quarter 2017 non-operational adjustments, normalized net income for the fourth quarter ended December 31, 2017, was $31.3 million, compared to net income of $46.6 million for the same period last year, and normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the fourth quarter ended December 31, 2017, were $0.77, compared to diluted earnings per share attributable to LifePoint Health, Inc. stockholders of $1.07 for the same period last year.

Normalized EBITDA for the fourth quarter ended December 31, 2017, was $181.9 million, or 11.6% of normalized revenues, compared to $196.8 million, or 12.3% of revenues, for the same period last year. This decrease was primarily the result of the recognition of $8.8 million less in Medicare and Medicaid electronic health record (“EHR”) incentive payments during the current quarter compared to the same period last year.

Full Year 2017

The following highlights the Company’s results of operations as presented in accordance with U.S. GAAP for the year ended December 31, 2017:

  Same-hospital revenues totaled $5,941.3 million, a decrease of 0.8% compared to the prior year;
  Net income totaled $112.9 million;
  Diluted earnings per share attributable to LifePoint Health, Inc. stockholders were $2.51; and
  Net cash provided by operating activities totaled $471.6 million, an increase of $36.4 million, or 8.4%, compared to the prior year.

In addition to the four aforementioned fourth quarter 2017 non-operational adjustments, the Company’s results of operations for the full years ended December 31, 2017 and 2016, included the following additional non-operational adjustments:

  $28.8 million in aggregate net gains, or $0.35 earnings per diluted share, recognized throughout the first three quarters of 2017, related to the transfer of the Company’s home health agencies and hospices to IHHP;
  $18.0 million gain, or $0.28 earnings per diluted share, recognized in the first quarter of 2017, related to the settlement of a contingent liability previously established in connection with a prior hospital acquisition;
  $12.7 million net impairment loss, or $0.32 loss per diluted share, recognized in the third quarter of 2017, for the write-off of allocated goodwill, partially offset by gains on the sale of property, equipment and certain other assets, in connection with the disposal of Rockdale Medical Center (“Rockdale”) located in Conyers, Georgia, effective October 1, 2017;
  $24.7 million in charges for cardiology-related lawsuits, or $0.36 loss per diluted share, recognized during the year ended December 31, 2016;
  $22.0 million in debt transaction costs, or $0.32 loss per diluted share, recognized during the year ended December 31, 2016; and
  $1.2 million impairment loss, or $0.02 loss per diluted share, for the write-off of certain capital assets during the year ended December 31, 2016.

When adjusted to exclude all full year 2017 non-operational adjustments, highlights of the Company’s normalized results of operations on a non-GAAP basis for the year ended December 31, 2017, were as follows:

  Normalized same-hospital revenues totaled $6,013.9 million, an increase of 0.4% compared to the prior year;
  Normalized net income totaled $158.6 million;
  Normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders were $3.63; and
  Normalized EBITDA totaled $745.7 million.

For the year ended December 31, 2017, the Company’s normalized same-hospital revenues increased $21.7 million, or 0.4%, to $6,013.9 million, compared to $5,992.2 million for the prior year. When adjusted to exclude the impact of the transfer of its home health and hospice service lines to IHHP, the Company’s normalized same-hospital revenues increased $71.8 million, or 1.2%, for the year ended December 31, 2017, compared to the prior year.

When adjusted to exclude all non-operational adjustments impacting the years ended December 31, 2017 and 2016, normalized net income for the years ended December 31, 2017 and 2016, was $158.6 million and $161.8 million, respectively, and normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders for the years ended December 31, 2017 and 2016, were $3.63 and $3.52, respectively.

Normalized EBITDA for the year ended December 31, 2017, was $745.7 million compared to $746.5 million for the prior year. This decrease was primarily the result of the recognition of $19.2 million less in Medicare and Medicaid EHR incentive payments for the current year compared to the prior year, partially offset by effective cost management.

Commenting on the results, William F. Carpenter III, Chairman and Chief Executive Officer of LifePoint Health, said, “In 2017, we continued to focus on our strategic priorities and took a number of steps to support LifePoint Health’s position as a leader in the delivery of healthcare. Our fourth quarter financial performance, on a normalized basis, was in line with our expectations. Looking ahead to 2018, we are focused on driving margin improvement across all hospitals, particularly in those recently acquired where we have significant opportunity, maintaining our operating discipline and effectively managing costs and utilizing our financial strength to return capital to shareholders.”

2018 Guidance

The Company also issued the following estimated guidance for 2018:

Revenues	$6.35 - $6.43 billion
Same-hospital Revenue Growth	1.4% to 2.7%
Adjusted EBITDA	$725 - $765 million
Diluted EPS	$4.00 - $4.53
Capital Expenditures	$475 - $500 million

The Company’s 2018 guidance contains a number of assumptions, including:

  Same-hospital revenue growth excludes the 2017 results of Rockdale.
  Diluted EPS includes an estimated benefit of $0.69 to $0.78 earnings per diluted share as a result of the Tax Cuts and Jobs Act.
  2018 guidance excludes, if applicable, the estimated impact of items that are non-operational in nature, including items such as, but not limited to, gains or losses on early debt retirements, impairments of long-lived assets, impairments of goodwill, changes as a result of the adoption of new accounting standards and share repurchases.
  2018 guidance excludes the estimated impact of future acquisitions or disposals, if applicable.
  2018 guidance is subject to certain risks, including those as set forth in the Company’s “Important Legal Information.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Health’s fourth quarter and year-end 2017 conference call will be available on line at www.lifepointhealth.net/investor-relations today, Friday, February 23, 2018, beginning at 10:00 a.m. Eastern Time.

LifePoint Health (NASDAQ: LPNT) is a leading healthcare company dedicated to Making Communities Healthier®. Through its subsidiaries, it provides quality inpatient, outpatient and post-acute services close to home. LifePoint owns and operates community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 22 states. It is the sole community healthcare provider in the majority of the non-urban communities it serves. More information about the Company can be found at www.LifePointHealth.net. All references to “LifePoint,” “LifePoint Health” or the “Company” used in this release refer to affiliates or subsidiaries of LifePoint Health, Inc.

Important Legal Information. Certain statements contained in this release, including LifePoint’s guidance for the year ended December 31, 2018, are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects of actions to amend or impede the implementation of, or repeal and replace, the Affordable Care Act, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, or alter the provision of healthcare to state residents through regulation or otherwise; (iii) reductions in, or delays in receiving, Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RACs) and similar governmental agents); (iv) payer mix pressures as a result of aging populations in non-urban communities; (v) reductions in reimbursements from commercial payers and risks associated with consolidation among commercial insurance companies and shifts to insurance plans with narrow networks, high deductibles or high co-payments; (vi) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; (vii) our ability to successfully integrate acquired facilities into our ongoing operations and to achieve the anticipated financial results and synergies from such acquisitions, individually or in the aggregate; (viii) the deterioration in the collectability of “bad debt” and “patient due” accounts, and the number of individuals without insurance coverage (or who are underinsured) who seek care at our facilities; (ix) industry emphasis on value-based purchasing and bundled payment arrangements; (x) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (xi) the ability to attract, recruit or employ and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct and indirect costs associated with employing physicians and other healthcare professionals; (xii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our facilities in such market; (xiii) the application and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xiv) risks due to cybersecurity attack or security breach and our access to personal information of patients and employees; (xv) our ability to successfully implement standardized systems throughout the company; (xvi) payer controls designed to reduce inpatient services; (xvii) our ability to generate sufficient cash flow to fund all of our capital expenditure programs and commitments; (xviii) adverse events in states where a large portion of our revenues are concentrated; (xix) liabilities resulting from potential malpractice and related legal claims brought against our facilities or the healthcare providers associated with, or employed by, such facilities or affiliated entities; (xx) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and their ability to do so effectively; (xxi) our ability to acquire healthcare facilities on favorable terms and the business risks, unknown or contingent liabilities and other costs associated therewith; (xxii) changes in interpretations, assumptions, and expectations regarding the Tax Cuts and Jobs Act, including additional guidance that may be issued by federal and state taxing authorities; and (xxiii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts

	Three Months Ended				Years Ended
	December 31,				December 31,
	2017		2016		2017		2016
		% of		% of		% of		% of
	Amount	Revenues	Amount	Revenues	Amount	Revenues	Amount	Revenues
Revenues before provision for doubtful accounts	$1,772.8		$1,835.4		$7,263.1		$7,273.6
Provision for doubtful accounts	282.4		230.2		971.7		909.6
Revenues	1,490.4	100.0%	1,605.2	100.0%	6,291.4	100.0%	6,364.0	100.0%

Salaries and benefits	749.0	50.3	766.4	47.7	3,056.4	48.6	3,047.4	47.9
Supplies	262.3	17.6	273.3	17.0	1,056.1	16.8	1,066.6	16.8
Other operating expenses	375.9	25.2	378.8	23.6	1,521.3	24.2	1,558.1	24.5
Other income	(1.3)	(0.1)	(10.1)	(0.6)	(10.7)	(0.2)	(29.9)	(0.5)
Depreciation and amortization	86.6	5.7	87.5	5.5	350.6	5.6	344.6	5.5
Interest expense, net	36.5	2.5	36.4	2.3	148.8	2.4	149.2	2.3
Other non-operating losses, net	43.2	2.9	–	–	9.1	0.1	23.2	0.3
	1,552.2	104.1	1,532.3	95.5	6,131.6	97.5	6,159.2	96.8

(Loss) income before income taxes	(61.8)	(4.1)	72.9	4.5	159.8	2.5	204.8	3.2
(Benefit) provision for income taxes	(34.8)	(2.3)	26.3	1.6	46.9	0.7	73.0	1.1
Net (loss) income	(27.0)	(1.8)	46.6	2.9	112.9	1.8	131.8	2.1
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(0.5)	–	(2.7)	(0.2)	(10.5)	(0.2)	(9.9)	(0.2)
Net (loss) income attributable to LifePoint Health, Inc.	$(27.5)	(1.8)%	$43.9	2.7%	$102.4	1.6%	$121.9	1.9%

Weighted average shares outstanding - basic	39.3		40.0		39.9		42.0
Effect of dilutive stock options and other stock-based awards	–		1.1		0.9		1.2
Weighted average shares outstanding - diluted	39.3		41.1		40.8		43.2

(Loss) earnings per share attributable to LifePoint Health, Inc. stockholders:
Basic	$(0.70)		$1.10		$2.57		$2.90
Diluted	$(0.70)		$1.07		$2.51		$2.82

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
In millions

	Dec. 31,	Dec. 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$112.0	$96.1
Accounts receivable, less allowances for doubtful accounts of $1,020.2 and $891.2 at December 31, 2017 and December 31, 2016, respectively	822.4	912.7
Inventories	153.1	154.3
Prepaid expenses	67.2	71.9
Other current assets	110.5	80.3
	1,265.2	1,315.3
Property and equipment:
Land	182.4	191.6
Buildings and improvements	2,564.7	2,601.6
Equipment	2,340.4	2,237.7
Construction in progress	353.8	178.3
	5,441.3	5,209.2
Accumulated depreciation	(2,351.0)	(2,142.4)
	3,090.3	3,066.8
Intangible assets, net	76.3	80.3
Other long-term assets	116.8	78.7
Goodwill	1,737.8	1,777.9
Total assets	$6,286.4	$6,319.0

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$210.3	$261.2
Accrued salaries	216.3	212.9
Other current liabilities	296.0	291.8
Current maturities of long-term debt	22.3	22.3
	744.9	788.2
Long-term debt, net	2,877.4	2,892.0
Deferred income taxes	32.3	50.0
Long-term portion of reserves for self-insurance claims	140.9	161.5
Other long-term liabilities	80.1	85.2
Total liabilities	3,875.6	3,976.9

Redeemable noncontrolling interests	125.0	113.7

Equity:
LifePoint Health, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.7	0.7
Capital in excess of par value	1,620.8	1,584.2
Accumulated other comprehensive loss	(3.6)	(2.8)
Retained earnings	1,879.3	1,776.9
Common stock in treasury, at cost	(1,254.7)	(1,178.6)
Total LifePoint Health, Inc. stockholders’ equity	2,242.5	2,180.4
Noncontrolling interests	43.3	48.0
Total equity	2,285.8	2,228.4
Total liabilities and equity	$6,286.4	$6,319.0

LIFEPOINT HEALTH, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
In millions

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net (loss) income	$(27.0)	$46.6	$112.9	$131.8
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Stock-based compensation	6.5	6.4	25.4	29.4
Depreciation and amortization	86.6	87.5	350.6	344.6
Other non-cash amortization	2.7	3.6	11.9	15.3
Other non-operating losses, net	43.2	–	9.1	23.2
Deferred income taxes	(21.7)	3.0	(17.3)	(44.7)
Reserve for self-insurance claims, net of payments	2.5	(2.3)	(34.5)	25.4
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	73.2	(18.4)	75.5	(123.7)
Inventories, prepaid expenses and other current assets	(37.7)	(29.8)	(31.9)	(24.8)
Accounts payable, accrued salaries and other current liabilities	64.1	(13.4)	33.7	45.7
Income taxes payable/receivable	(13.7)	21.4	(55.5)	18.9
Other	(0.5)	(2.1)	(8.3)	(5.9)
Net cash provided by operating activities	178.2	102.5	471.6	435.2

Cash flows from investing activities:
Purchases of property and equipment	(208.0)	(173.2)	(474.2)	(399.5)
Acquisitions, net of cash acquired	(3.0)	(0.8)	(5.8)	(121.1)
Proceeds from sale of businesses	–	–	110.0	–
Other	(0.1)	0.5	0.5	(0.1)
Net cash used in investing activities	(211.1)	(173.5)	(369.5)	(520.7)

Cash flows from financing activities:
Proceeds from borrowings	40.0	–	205.0	1,350.0
Payments of borrowings	(44.4)	(4.3)	(222.5)	(1,186.3)
Repurchases of common stock	(14.7)	(74.1)	(76.1)	(233.1)
Payments of debt financing costs	–	–	(0.5)	(30.0)
Proceeds from exercise of stock options	0.4	9.8	16.1	12.1
Other	(2.1)	(5.2)	(8.2)	(15.1)
Net cash used in financing activities	(20.8)	(73.8)	(86.2)	(102.4)

Change in cash and cash equivalents	(53.7)	(144.8)	15.9	(187.9)
Cash and cash equivalents at beginning of period	165.7	240.9	96.1	284.0
Cash and cash equivalents at end of period	$112.0	$96.1	$112.0	$96.1

Supplemental disclosure of cash flow information:
Interest payments	$64.4	$62.1	$139.1	$138.8
Capitalized interest	$3.0	$1.5	$8.2	$5.1
Income tax payments, net	$0.6	$1.8	$119.7	$98.6

LIFEPOINT HEALTH, INC.
UNAUDITED STATISTICS

	Three Months Ended			Years Ended
	December 31,			December 31,
			%			%
	2017	2016	Change	2017	2016	Change
Consolidated: (1)
Number of hospitals	71	72	(1.4)%	71	72	(1.4)%
Admissions	64,899	68,674	(5.5)	267,114	274,611	(2.7)
Equivalent admissions (2)	172,791	178,072	(3.0)	707,852	717,009	(1.3)
Revenues per equivalent admission	$8,625	$9,014	(4.2)	$8,888	$8,876	0.2
Normalized revenues per equivalent admission (3)	$9,045	$9,014	0.4	$8,991	$8,876	1.3
Medicare case mix index	1.52	1.50	1.3	1.50	1.49	0.7
Average length of stay (days)	4.8	4.9	(2.0)	4.9	4.9	–
Inpatient surgeries	17,469	18,810	(7.1)	72,501	77,121	(6.0)
Outpatient surgeries	68,404	70,739	(3.3)	275,155	283,127	(2.8)
Total surgeries	85,873	89,549	(4.1)	347,656	360,248	(3.5)
Emergency room visits	395,537	414,089	(4.5)	1,649,629	1,689,119	(2.3)
Outpatient factor (4)	2.66	2.59	2.7	2.65	2.61	1.5

Same-hospital: (5)
Number of hospitals	71	71	–%	69	69	–%
Admissions	64,899	66,492	(2.4)	251,431	257,407	(2.3)
Equivalent admissions (2)	172,791	172,946	(0.1)	673,584	679,554	(0.9)
Revenues per equivalent admission	$8,625	$9,092	(5.1)	$8,820	$8,818	0.1
Normalized revenues per equivalent admission (3)	$9,045	$9,092	(0.5)	$8,928	$8,818	1.3
Medicare case mix index	1.52	1.50	1.3	1.49	1.48	0.7
Average length of stay (days)	4.8	4.9	(2.0)	4.9	4.9	–
Inpatient surgeries	17,469	18,205	(4.0)	67,134	71,263	(5.8)
Outpatient surgeries	68,404	69,006	(0.9)	267,247	272,928	(2.1)
Total surgeries	85,873	87,211	(1.5)	334,381	344,191	(2.9)
Emergency room visits	395,537	400,397	(1.2)	1,544,607	1,573,269	(1.8)
Outpatient factor (4)	2.66	2.60	2.3	2.68	2.64	1.5

(1)	Consolidated information includes the Company’s same-hospital operations, the results of Providence Hospitals, a two-campus hospital system, located in Columbia, South Carolina, which the Company acquired effective February 1, 2016 and Rockdale, which was sold effective October 1, 2017.

(2)	Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. The Company computes equivalent admissions by multiplying admissions (inpatient volumes) by the Outpatient factor. The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)	Normalized revenues per equivalent admission excludes the impact of the $72.6 million increase recorded to the provision for doubtful accounts during the fourth quarter of 2017 as a result of a change in accounting estimate.

(4)	The sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue.

(5)	Same-hospital information includes the results of the Company’s health support center and the same 71 hospitals operated during the three months ended December 31, 2017 and 2016, and the same 69 hospitals operated during the years ended December 31, 2017 and 2016. Same-hospital information excludes the Company’s hospitals that have previously been disposed.

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

From time to time, the Company incurs certain non-recurring gains or losses that are non-operational in nature and that it does not consider relevant in assessing its ongoing operating performance. When significant, LifePoint’s management and Board of Directors typically exclude these gains or losses when evaluating the Company’s operating performance and in certain instances when evaluating performance for incentive compensation purposes. Additionally, the Company believes that some investors and equity analysts exclude these or similar items when evaluating the Company’s current or future operating performance and in making informed investment decisions regarding the Company. Accordingly, the Company provides normalized net income and normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders as a supplement to the comparable GAAP measures of net (loss) income and diluted (loss) earnings per share attributable to LifePoint Health, Inc. stockholders, respectively. Normalized net income and normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders should not be considered measures of financial performance in accordance with GAAP, and the items excluded from normalized net income and normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders are significant components in understanding and assessing financial performance. Normalized net income and normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders should not be considered in isolation or as an alternative to net (loss) income or diluted (loss) earnings per share attributable to LifePoint Health, Inc. stockholders as presented in the condensed consolidated financial statements.

The following table reconciles net (loss) income as reflected in the unaudited condensed consolidated statements of income to normalized net income (in millions):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Net (loss) income	$(27.0)	$46.6	$112.9	$131.8
Adjustments (net of income taxes):
Change in accounting estimate	46.0	–	46.0	–
Severance costs	3.0	–	3.0	–
Impairments of long-lived assets	27.3	–	27.3	0.8
Tax Cuts and Jobs Act	(18.0)	–	(18.0)	–
Gains on home health partnership transaction	–	–	(14.4)	–
Gain on settlement of contingent liability	–	–	(11.4)	–
Loss on disposal of hospital	–	–	13.2	–
Cardiology-related lawsuits	–	–	–	15.5
Debt transaction costs	–	–	–	13.7
Normalized net income	$31.3	$46.6	$158.6	$161.8

The following table reconciles diluted (loss) earnings per share attributable to LifePoint Health, Inc. stockholders as reflected in the unaudited condensed consolidated statements of income to normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2017	2016	2017	2016
Diluted (loss) earnings per share attributable to LifePoint Health, Inc. stockholders	$(0.70)	$1.07	$2.51	$2.82
Adjustments (net of income taxes):
Change in accounting estimate	1.15	–	1.13	–
Severance costs	0.08	–	0.07	–
Impairments of long-lived assets	0.69	–	0.67	0.02
Tax Cuts and Jobs Act	(0.45)	–	(0.44)	–
Gains on home health partnership transaction	–	–	(0.35)	–
Gain on settlement of contingent liability	–	–	(0.28)	–
Loss on disposal of hospital	–	–	0.32	–
Cardiology-related lawsuits	–	–	–	0.36
Debt transaction costs	–	–	–	0.32
Normalized diluted earnings per share attributable to LifePoint Health, Inc. stockholders	$0.77	$1.07	$3.63	$3.52

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION (Continued)

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; other non-operating losses, net; (benefit) provision for income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests (when applicable for the periods presented). Additionally, Normalized EBITDA excludes the impact of the $72.6 million increase recorded to the provision for doubtful accounts during the fourth quarter of 2017 as a result of a change in the Company’s accounting estimate of the collectability of accounts receivable, $4.8 million in severance costs recognized during the fourth quarter of 2017, and $24.7 million in charges related to cardiology-related lawsuits recognized during the year ended December 31, 2016. LifePoint’s management and Board of Directors use Adjusted EBITDA and Normalized EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA, subject to further permitted adjustments, for certain financial covenants. The Company believes Adjusted EBITDA and Normalized EBITDA are measures of performance used by some investors, equity analysts, rating agencies and lenders to make informed decisions as to, among other things, the Company’s ability to incur and service debt and make capital expenditures. In addition, multiples of current or projected Adjusted EBITDA and Normalized EBITDA are used by some investors and equity analysts to estimate current or prospective enterprise value. Adjusted EBITDA and Normalized EBITDA should not be considered as measures of financial performance in accordance with GAAP, and the items excluded from Adjusted EBITDA and Normalized EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA and Normalized EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the condensed consolidated financial statements as an indicator of financial performance. Because Adjusted EBITDA and Normalized EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, Adjusted EBITDA and Normalized EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net (loss) income as reflected in the unaudited condensed consolidated statements of income to Adjusted EBITDA and Normalized EBITDA (in millions):

	Three Months Ended December 31,				Years Ended December 31,
	2017		2016		2017		2016
		% of		% of		% of		% of
	Amount	Revenues	Amount	Revenues	Amount	Revenues	Amount	Revenues
Net (loss) income	$(27.0)	(1.8)%	$46.6	2.9%	$112.9	1.8%	$131.8	2.1%
Less:
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(0.5)	–	(2.7)	(0.2)	(10.5)	(0.2)	(9.9)	(0.2)
Net (loss) income attributable to LifePoint Health, Inc.	(27.5)	(1.8)	43.9	2.7	102.4	1.6	121.9	1.9

Adjust:
Depreciation and amortization	86.6	5.7	87.5	5.5	350.6	5.6	344.6	5.5
Interest expense, net	36.5	2.5	36.4	2.3	148.8	2.4	149.2	2.3
Other non-operating losses, net	43.2	2.9	–	–	9.1	0.1	23.2	0.3
(Benefit) provision for income taxes	(34.8)	(2.3)	26.3	1.6	46.9	0.7	73.0	1.1
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	0.5	–	2.7	0.2	10.5	0.2	9.9	0.2
Adjusted EBITDA	104.5	7.0	196.8	12.3	668.3	10.6	721.8	11.3
Add:
Change in accounting estimate	72.6	4.3	–	–	72.6	1.0	–	–
Severance costs	4.8	0.3	–	–	4.8	0.1	–	–
Cardiology-related lawsuits	–	–	–	–	–	–	24.7	0.4
Normalized EBITDA	$181.9	11.6%	$196.8	12.3%	$745.7	11.7%	$746.5	11.7%

LIFEPOINT HEALTH, INC.
UNAUDITED SUPPLEMENTAL INFORMATION (Continued)

The following table reconciles net income to Estimated Adjusted EBITDA as presented for the Company’s 2018 guidance ranges (in millions):

	Low End	High End
Net income	$173.2	$196.4
Less:
Net income attributable to noncontrolling interest and redeemable noncontrolling interests	10.5	12.5
Net income attributable to LifePoint Health, Inc.	162.7	183.9
Add:
Depreciation and amortization	345.0	355.0
Interest expense, net	154.0	154.0
Provision for income taxes	52.8	59.6
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	10.5	12.5
Estimated Adjusted EBITDA	$725.0	$765.0

CONTACT:
LifePoint Health, Inc.
Michael S. Coggin, 615-920-7000
Executive Vice President and Chief Financial Officer